                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             _____________________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): February 2, 1999


                                 EARTHWEB INC.
              (Exact Name of Registrant as Specified in Charter)


         DELAWARE                        000-25017              13-3899472
(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
        Incorporation)                                       Identification No.)


      3 PARK AVENUE, NEW YORK, NEW YORK                               10016
   (Address of Principal Executive Offices)                         (Zip Code)


                                (212) 725-6550
             (Registrant's telephone number, including area code)
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ITEM 2.  ACQUISITION OF ASSETS.

On February 2, 1999, EarthWeb Inc. ("EarthWeb") entered into an Agreement and Plan of Merger (the "Agreement") with EW Acquisition Corporation, a wholly-owned subsidiary of EarthWeb (the "Sub"), D&L Online, Inc. ("D&L"), Lloyd Linn and Diane Rickert. Pursuant to the Agreement, EarthWeb acquired D&L on February 2, 1999, by way of a merger of D&L into the Sub (the "Merger"), in which the Sub was the surviving entity and D&L ceased to exist. Prior to the Merger, the ownership of D&L was held by Lloyd Linn and Diane Rickert. A copy of the Agreement is attached as Exhibit 2.1.

The consideration paid by EarthWeb to acquire D&L consisted of (a) $7,000,000 in cash, $4,000,000 of which was paid at closing, with the balance payable over the next year in two installments, (b) 577,778 shares of EarthWeb common stock, and
(c) additional future "earnout" payments, based on the performance of the Sub and related businesses, in the form of EarthWeb common stock and/or cash with an aggregate value of up to $12,000,000. Under the terms of the Agreement and a related escrow agreement, an aggregate of 57,778 shares of such EarthWeb common stock will be held in escrow for 18 months to insure payment by Lloyd Linn and Diane Rickert of indemnification claims. The amount of consideration paid by EarthWeb was reached through arm's length negotiations and was funded through the issuance of EarthWeb common stock and from the proceeds of EarthWeb's initial public offering.

Under the Agreement, all outstanding options to purchase D&L common stock were converted into non-qualified options to purchase an aggregate of 36,667 shares of EarthWeb common stock at an exercise price of $32.05 per share.

The acquisition of D&L by EarthWeb by way of the Merger will be accounted for as a purchase. The purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values. Results of operations for D&L will be included with those of EarthWeb for periods subsequent to the date of acquisition.

D&L operates an on-line job board website http://www.dice.com/. EarthWeb plans to continue the business and operations of D&L through the Sub.

In accordance with a registration rights agreement executed and delivered as part of the Merger, EarthWeb granted certain rights to Lloyd Linn and Diane Rickert with respect to the registration of EarthWeb common stock. A copy of such registration rights agreement is attached as Exhibit 4.1.

In connection with the Merger, EarthWeb entered into an employment agreement with each of Lloyd Linn and Kent Kelderman. A copy of Lloyd Linn's employment agreement is attached as Exhibit 10.1, respectively.
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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements of Business Acquired

          Pursuant to the instructions to Item 7 of Form 8-K, the financial information required by Item 7(a) will be filed by amendment within 60 days of the date of this filing.

     (b)  Pro Forma Financial Information

          Pursuant to the instructions to Item 7 of Form 8-K, the financial information required by Item 7(b) will be filed by amendment within 60 days of the date of this filing.

     (c)  Exhibit Index

          Exhibit
          No.       Description
          ---       -----------

          2.1 Agreement and Plan of Merger, dated as of February 2, 1999, among EarthWeb Inc., EW Acquisition Corporation, D&L Online, Inc., Lloyd Linn, and Diane Rickert #

          4.1 Registration Rights Agreement, dated as of February 2, 1999, between EarthWeb Inc., Lloyd Linn and Diane Rickert.

          10.1 Employment Agreement, dated as of February 3, 1999, between EarthWeb Inc. and Lloyd Linn.


          #   Confidential treatment has been requested with respect to certain portions of this Exhibit. Omitted portions will be filed separately with the Commission.
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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                EarthWeb Inc.

Dated: February 16, 1999        By: /s/ Jack D. Hidary
                                    ---------------------
                                     Jack D. Hidary
                                     President and Chief Executive
                                     Officer